Exhibit 10.28n TRANSFERABLE OPTION Terms Rev. VII
TIFFANY & CO.
a Delaware Corporation
(the “Parent”)
TERMS OF STOCK OPTION AWARD
(Transferable Non-Qualified Option)
under the
2005 EMPLOYEE INCENTIVE PLAN
(the “Plan”)
Terms Adopted September 19, 2013

1. Introduction and Terms of Option. Participant has been granted a Non-Qualified Stock Option Award (the “Option”) to purchase shares of the Parent’s Common Stock under the Plan by the Stock Option Subcommittee of the Parent Board (the “Committee”). The name of the “Participant”, the “Grant Date”, the number of “Covered Shares” and the “Exercise Price” per Share are stated in the attached “Notice of Grant”. The other terms and conditions of the Option are stated in this document and in the Plan.

2. Award and Exercise Price; Option Not An Incentive Stock Option. Subject to the terms and conditions stated in this document, the Option gives Participant the right to purchase the Covered Shares from the Parent at the Exercise Price. The Option is not intended to constitute an “incentive stock option” as that term is used in the Code.

3. Earliest Date for Exercise. Unless otherwise provided in paragraphs 4, 5 or 6 below, the Option shall become exercisable (“mature”) two business days following the public announcement of the Parent’s audited, consolidated financial results for the fiscal year ending January 31, 2017 (the “Maturity Date”).

4. Effect of Termination of Employment. The Option shall not mature if the Participant’s Date of Termination occurs before the Maturity Date, unless the Participant’s Date of Termination occurs by reason of death or Disability, in which case the Option shall mature on said Date of Termination.

5. Effect of Change in Control. If the Option has not previously matured or expired, it shall mature upon (i) the Change of Control Date for a Terminating Transaction, failing maturity as provided in (i) above, (ii) upon Participant’s Involuntary Termination following a Change of Control Date.

6. Expiration. The Option shall not be exercisable in part or in whole and will be deemed to have “expired” on or after the Expiration Date. The “Expiration Date” shall be the earliest to occur of:

a.	the ten-year anniversary of the Grant Date;

b.	if the Participant’s Date of Termination occurs by reason of death, Disability or Retirement, the two-year anniversary of such Date of Termination;

c.	if the Participant’s Date of Termination occurs for reasons other than death, Disability, Retirement or Termination for Cause, the three month anniversary of such Date of Termination;

d.	if the Participant's Date of Termination occurs by reason of Termination for Cause, the Date of Termination.

7. Methods of Option Exercise. The Option may be exercised in whole or in part as to any Shares that have matured by filing prior to the Expiration Date a written notice of exercise with the Secretary of the

Parent at its corporate headquarters. Such notice shall specify the number of Shares which the Participant elects to purchase and shall be accompanied by either of the following:

a.
a bank-certified check payable to the Parent (or other type of check or draft payable to the Parent and acceptable to the Secretary) in the amount of the Exercise Price for the Shares being exercised plus any tax withholding resulting from such exercise as computed by Employer; or

b.
a copy of directions to, or a written acknowledgment from, an Approved Broker that the Approved Broker has been directed to sell, for the account of the owner of the Option, Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option, together with an undertaking by the Approved Broker to remit to the Parent a sufficient portion of the sale proceeds to pay the Exercise Price for the Shares exercised plus any tax withholding resulting from such exercise as computed by Employer.

In the case of exercise via method (a), the exercise shall be deemed complete on the Parent’s receipt of such notice and said check or draft. In the case of exercise via method (b), the exercise shall be deemed complete on the trade date of the sale. The Committee may approve other methods of exercise, as provided for in the Plan, before the Option is exercised.

8. Withholding. All distributions on the exercise of the Option are subject to withholding of all applicable taxes. The method for withholding shall be as provided in paragraph 7 above, unless the Committee approves other methods of withholding, as provided for in the Plan, before the Option is exercised.

9. Transferability. The Option is not transferable otherwise than by will or the laws of descent and distribution or pursuant to a "domestic relations order", as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and shall not be otherwise transferred, assigned, pledged, hypothecated or otherwise disposed of in any way, whether by operation of law or otherwise, nor shall it be subject to execution, attachment or similar process. Notwithstanding the foregoing, the Option may be transferred by the Participant to (i) the spouse, children or grandchildren of the Participant (each an "Immediate Family Member"), (ii) a trust or trusts for the exclusive benefit of any or all Immediate Family Members, or (iii) a partnership in which any or all Immediate Family Members are the only partners, provided that (x) there may be no consideration paid or otherwise given for any such transfer, and (y) subsequent transfer of the Option is prohibited otherwise than by will, the laws of descent and distribution or pursuant to a domestic relations order. Following transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The provisions of paragraph 4 above shall continue to be applied with respect to the original Participant following transfer and the Option shall be exercisable by the transferee only to the extent, and for the periods specified, herein. Upon any attempt to transfer the Option otherwise than as permitted herein or to assign, pledge, hypothecate or otherwise dispose of the Option otherwise than as permitted herein, or upon the levy of any execution, attachment or similar process upon the Option, the Option shall immediately terminate and become null and void.

10. Definitions. For the purposes of the Option, certain words and phrases are defined in the Definitional Appendix attached. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan shall have the same meaning in this document.

11. Heirs and Successors. The terms of the Option shall be binding upon, and inure to the benefit of, the Parent and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Parent’s assets and business. Participant may designate a beneficiary of his/her rights under the Option by filing written notice with the Secretary of the

Tiffany & Co. 2005 Employee Incentive Plan Transferable Option: Terms of Stock Option Award - Rev. VII -FC Adopted September 19, 2013	2

Parent. In the event of the Participant’s death prior to the full exercise of the Option, the Option may be exercised by such Beneficiary to the extent that it was exercisable on the Participant’s Termination Date and up until its Expiration Date. If the Participant fails to designate a Beneficiary, or if the designated Beneficiary dies before the Participant or before full exercise of the Option, the Option may be exercised by Participant’s estate to the extent that it was exercisable on the Participant’s Termination Date and up until its Expiration Date.

12. Administration. The authority to manage and control the operation and administration of the Option shall be vested in the Committee, and the Committee shall have all powers with respect to the Option as it has with respect to the Plan. Any interpretation of the Option by the Committee or any decision made by it with respect to the Option shall be final and binding.

13. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of the Option shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Parent.

Tiffany & Co. 2005 Employee Incentive Plan Transferable Option: Terms of Stock Option Award - Rev. VII -FC Adopted September 19, 2013	3

Appendix I -- Definitions

“Affiliate” shall mean any Person that controls, is controlled by or is under common control with, any other Person, directly or indirectly.

“Approved Broker” means one or more securities brokerage firms designated by the Secretary of the Parent from time to time.

“Cause” shall mean a termination of Participant’s employment as defined in Section 7(c) of the Employment Agreement.

“Change in Control.” A Change in Control shall be deemed to have occurred if:

(i)
any Person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, excluding Parent or any of its Affiliates, a trustee or any fiduciary holding securities under an employee benefit plan of Parent or any of its Affiliates, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly by stockholders of Parent in substantially the same proportion as their ownership of Parent, is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of Parent representing Thirty-five percent (35%) or more of the combined voting power of Parent’s then outstanding securities entitled to vote in the election of directors of Parent;

(ii)
if the Incumbent Directors cease to constitute a majority of the Parent Board; provided, however, that no person shall be deemed an Incumbent Director if he or she was appointed or elected to the Parent Board after having been designated to serve on the Parent Board by a Person who has entered into an agreement with Parent to effect a transaction described in clauses (i) through (iv) of this definition;

(iii)
there occurs a reorganization, merger, consolidation or other corporate transaction involving Parent, in each case with respect to which the stockholders of Parent immediately prior to such transaction do not, immediately after such transaction, own more than Fifty percent (50%) of the combined voting power of the Parent or other corporation resulting from such transaction, as the case may be;

(iv)	all or substantially all of the assets of Parent or Employer are sold, liquidated or distributed, except to an Affiliate of Parent.

“Change in Control Date” shall mean the date on which a Change of Control occurs except that a Change of Control which constitutes a Terminating Transaction will be deemed to have occurred as of fourteen days prior to the date scheduled for the Terminating Transaction.

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“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor provisions thereto.

“Common Stock” shall mean the common stock of Parent.

“Date of Termination” shall mean, with respect to any Participant, the first day occurring on or after the Grant Date on which Participant’s employment with Employer terminates for any reason; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the employment of Participant between Employers; and further provided that the Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Employer approved by Employer or required by applicable law. If, as a result of a sale or other transaction, Employer ceases to be an Affiliate of Parent, the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant being discharged by Employer without Cause.

“Disability” shall mean Participant’s incapacity due to physical or mental illness which causes Participant to be absent from the full-time performance of Participant’s duties with Employer for six (6) consecutive months provided, however, that Participant shall not be determined to be subject to a Disability for purposes of this Award unless Participant fails to return to full-time performance of Participant’s duties with Employer within thirty (30) days after written Notice of Termination due to Disability is given to Participant.

“Employer” shall mean the Affiliate of Parent that employs Participant from time to time, and any successor to its business and/or assets by operation of law or otherwise.

“Employment Agreement” shall mean that certain Senior Executive Employment Agreement made by and between Frederic Cumenal, Tiffany and Company, and Parent, with an effective date of March 10, 2011.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor provisions thereto.

“Good Reason” shall mean Participant’s resignation from employment with Employer as that term is defined in Section 7(f) of the Employment Agreement.

“Incumbent Directors” shall mean those individuals who were members of the Parent Board as of the Grant Date and those individuals whose later appointment to such Board, or whose later nomination for election to such Board by the stockholders of Parent, was approved by a vote of at least a majority of those members of such Board who either were members of such Board as of the Grant Date, or whose election or nomination for election was previously so approved.

“Involuntary Termination” means, under the terms of the Employment Agreement, either (i) a termination of Participant’s employment by Employer without Cause or (ii)

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Participant’s resignation of employment with the Employer within one (1) year of the Change of Control Date for Good Reason.

“Notice of Termination” shall mean a written notice indicating the specific termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Participant’s employment under the provision so indicated.

“Parent” shall mean Tiffany & Co., a Delaware corporation, and any successor to its business and/or assets by operation of law or otherwise.

“Parent Board” shall mean the Board of Directors of Parent.

“Person” shall mean any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Retirement” shall mean the occurrence of the Participant’s Date of Termination after age 65 or the occurrence of the Participant’s Date of Termination after age 55 pursuant to the retirement practices of Employer.

“Terminating Transaction” shall mean any one of the following:

(i)	the dissolution or liquidation of the Parent;

(ii)	a reorganization, merger or consolidation of the Parent with one or more Persons as a result of which the Parent goes out of existence or becomes a subsidiary of another Person; or

(iii)	upon the acquisition of substantially all of the property or more than eighty percent (80%) of the then outstanding stock of the Parent by another Person;

provided that none of the foregoing transactions (i) through (iii) will be deemed to be a Terminating Transaction, if as of a date at least fourteen (14) days prior to the date scheduled for such transaction provisions have been made in writing in connection with such transaction for the assumption of the Option or the substitution for the Option of a new option covering the publicly-traded stock of a successor Person, with appropriate adjustments as to the number and kind of shares and prices.

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